ASSIGNMENT AND ASSUMPTION AGREEMENT


      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made and entered into as of the 22nd day of June, 1999, by and between AJAY SPORTS, INC., a Delaware corporation ("Ajay"), and PRO GOLF INTERNATIONAL, INC., a Delaware corporation ("PGI").

                                R E C I T A L S:

      A. Ajay and PGI are parties to that certain Contribution Agreement dated June 22, 1999 (the "Agreement").

      B. Pursuant to Section 1.1 of the Agreement, Ajay has agreed to assign to PGI, and PGI has agreed to assume, all of Ajay's right, title and interest in and to the Stock Purchase Agreement (as defined in the Agreement).

      C. Ajay also has agreed to assign and PGI has agreed to assume the rights and obligations of Ajay under that certain Sale of Assets Agreement between State of the Art Golf, Inc. ("SOTA") and Ajay.

                                   AGREEMENTS

      In consideration of the mutual covenants and agreements of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

      1. Assignment and Assumption . Ajay hereby assigns, transfers and sets over to PGI, all of Ajay's right, title and interest in and to the Stock Purchase Agreement and SOTA Sale Agreement. PGI hereby assumes and agrees to pay, perform and charge when due or when required to be performed all of Ajay's obligations under the Stock Purchase Agreement and the SOTA Sale Agreement.

      IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized on the date first above set forth.

                                          PRO GOLF INTERNATIONAL, INC.

                                          By: /s/ Robert R. Hebard
                                             ----------------------------
                                             Robert R. Hebard, Secretary

                                          AJAY SPORTS, INC.

                                          By: /s/ Thomas W. Itin
                                              ---------------------------
                                              Thomas W. Itin, President